Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Altisource Asset Management Corporation Reports Second Quarter 2019 Results

CHRISTIANSTED, U.S. Virgin Islands, August 7, 2019 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the second quarter of 2019.

Second Quarter 2019 Highlights

•
Entered into a new asset management agreement (the “Amended AMA”) with Front Yard Residential Corporation (“Front Yard”) on May 7, 2019, providing an improved fee structure that further aligns interests and incentivizes performance and growth.

•	Increased Front Yard's rental revenues by 26% to $51.6 million compared to the second quarter of 2018.

•	Managed Front Yard's sale of 160 non-core assets for proceeds of $27.9 million and a $3.3 million gain over carrying value during the second quarter of 2019.

•
Advised Front Yard on the amendment of its Credit Suisse and Nomura warehouse lines, improving fee structures and reducing interest rate spreads from 3.00% to 2.30% on borrowings secured by rental properties.

“The completion of the Amended AMA with Front Yard in May 2019 was a significant achievement for AAMC, as it created a base management fee floor for AAMC with the potential for fees to increase as Front Yard’s performance improves and provided important termination fee protection for AAMC that had not existed under the former asset management agreement,” stated George Ellison, Chief Executive Officer. “We managed the internalization of Front Yard’s property management platform ahead of schedule without impact to its residents. Front Yard experienced certain operational challenges in the second quarter given the large number of properties internalized within a short timeframe; however, we believe the underlying fundamentals of its single-family rental business are strong. As we address Front Yard’s transition challenges, we expect that its results will improve, which should create value for both Front Yard’s and our shareholders.”

Second Quarter 2019 Financial Results

AAMC’s net income attributable to common stockholders for the second quarter of 2019 was $3.2 million, or $1.81 per diluted common share, which included a $4.8 million change in the fair value of its shares of Front Yard common stock, compared to a net loss of $1.1 million, or $0.69 per diluted common share, which included a $0.6 million change in the fair value of its shares of Front Yard common stock, for the second quarter of 2018.

AAMC's net income attributable to common stockholders for the six months ended June 30, 2019 was $2.3 million, or $1.34 per diluted common share, which included a $5.7 million change in the fair value of its shares of Front Yard common stock, compared to a net loss attributable to common stockholders of $5.5 million, or $3.44 per diluted common share, which included a $(2.3) million change in the fair value of its shares of Front Yard common stock, for the six months ended June 30, 2018.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Front Yard's ability to compete; Front Yard’s ability to implement its business plan; general economic and market conditions; governmental regulations, taxes and policies; AAMC's ability to generate adequate and timely sources of liquidity and financing for itself or Front Yard; Front Yard’s ability to sell non-core assets on favorable terms or at all; AAMC's ability to identify and acquire assets for Front Yard’s portfolio; Front Yard’s ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; AAMC’s ability to integrate newly acquired rental assets into Front Yard’s portfolio; the ability to effectively manage the performance of Front Yard’s internal property manager at the level and/or the cost that it anticipates; the failure of third party vendors to effectively perform their obligations under their respective agreements with AAMC or Front Yard; the effects of potential redemptions of our Series A Preferred Stock commencing in March 2020, including our ability to pay with funds legally available therefor; our failure to maintain Front Yard’s qualification as a REIT; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenues:
Management fees from Front Yard	$3,556	$3,644	$7,102	$7,371
Conversion fees from Front Yard	—	53	29	116
Expense reimbursements from Front Yard	342	219	670	481
Total revenues	3,898	3,916	7,801	7,968
Expenses:
Salaries and employee benefits	4,238	4,524	8,656	8,738
Legal and professional fees	1,356	467	1,698	819
General and administrative	880	843	1,919	1,790
Total expenses	6,474	5,834	12,273	11,347
Other income (loss):
Change in fair value of Front Yard common stock	4,792	601	5,669	(2,339)
Dividend income on Front Yard common stock	243	243	487	487
Other income	49	49	53	92
Total other income (loss)	5,084	893	6,209	(1,760)
Income (loss) before income taxes	2,508	(1,025)	1,737	(5,139)
Income tax (benefit) expense	(781)	42	(712)	292
Net income (loss) attributable to stockholders	3,289	(1,067)	2,449	(5,431)
Amortization of preferred stock issuance costs	(52)	(52)	(103)	(103)
Net income (loss) attributable to common stockholders	$3,237	$(1,119)	$2,346	$(5,534)

Earnings (loss) per share of common stock – basic:
Earnings (loss) per basic common share	$2.04	$(0.69)	$1.48	$(3.44)
Weighted average common stock outstanding – basic	1,589,492	1,612,382	1,585,775	1,608,163

Earnings (loss) per share of common stock – diluted:
Earnings (loss) per diluted common share	$1.81	$(0.69)	$1.34	$(3.44)
Weighted average common stock outstanding – diluted	1,820,244	1,612,382	1,830,263	1,608,163

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2019	December 31, 2018
	(unaudited)
Current assets:
Cash and cash equivalents	$20,978	$27,171
Short-term investments	892	584
Front Yard common stock, at fair value	19,851	14,182
Receivable from Front Yard	3,992	3,968
Prepaid expenses and other assets	3,070	1,552
Total current assets	48,783	47,457

Non-current assets:
Right-of-use lease assets	2,733	—
Other non-current assets	1,598	1,910
Total non-current assets	4,331	1,910
Total assets	$53,114	$49,367

Current liabilities:
Accrued salaries and employee benefits	$3,510	$5,583
Accounts payable and accrued liabilities	759	1,188
Short-term lease liabilities	171	—
Total current liabilities	4,440	6,771
Long-term lease liabilities	2,604	—
Total liabilities	7,044	6,771

Commitments and contingencies	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of June 30, 2019 and December 31, 2018; redemption value $250,000	249,855	249,752

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 2,886,009 and 1,590,739 shares issued and outstanding, respectively, as of June 30, 2019 and 2,862,760 and 1,573,691 shares issued and outstanding, respectively, as of December 31, 2018	29	29
Additional paid-in capital	43,531	42,245
Retained earnings	28,827	26,558
Accumulated other comprehensive income	17	—
Treasury stock, at cost, 1,295,270 shares as of June 30, 2019 and 1,289,069 shares as of December 31, 2018	(276,189)	(275,988)
Total stockholders' deficit	(203,785)	(207,156)
Total liabilities and equity	$53,114	$49,367